Exhibit 4


REINCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
EFFECTIVE DECEMBER 18, 2003

COMMON STOCK
NUMBER TVB
COMMON STOCK
SHARES

TEMECULA VALLEY BANCORP INC.
Temecula, California

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 87972L 10 4

This Certifies that

If the record owner of

FULLY PAID SHARES, BEING THE SHARES REPRESENTED HEREBY, OF
TEMECULA VALLEY BANCORP INC.

hereinafter designated "the Corporation," transferable on the share register of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. The amount of capital stock of the Corporation is set forth on the books of the Corporation and the par value of the shares of capital stock of the Corporation is as set forth in the Certificate of Incorporation of the Corporation which Certificate of Incorporation and any and all amendments thereto are on file at the office of the Corporation and are hereby expressly incorporated herein by reference and to all of which the holder by acceptance hereof, hereby agrees and assents. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.

IN WITNESSETH WHEREOF, the said Corporation has caused the Certificate to be signed by the facsimile signatures of its duly authorized officers.

Dated:

Donald A. Pitcher
SECRETARY

Stephen H. Wacknitz
PRESIDENT

TEMECULA VALLEY BANCORP INC.
CORPORATE SEAL
MARCH 4
2002
DELEWARE

CERTIFICATE OF STOCK
COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT AND REGISTRAR
AUTHORIZED SIGNATURE